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                        EXTENDICARE HEALTH SERVICES, INC.

                          EXECUTIVE RETIREMENT PROGRAM







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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I  Definitions....................................................  1

1.1  Account..............................................................  1
1.2  Beneficiary..........................................................  1
1.3  Board................................................................  1
1.4  Compensation.........................................................  1
1.5  Effective Date.......................................................  1
1.6  Employer.............................................................  1
1.7  Funds................................................................  1
1.8  Participant..........................................................  1
1.9  Plan.................................................................  2
1.10 Plan Year............................................................  2
1.11 Valuation Date.......................................................  2

ARTICLE II  Contributions.................................................  3

2.1  Amount of Contributions; In General..................................  3
2.2  Contributions Are Hypothetical.......................................  3
2.3  Discontinuance of Corporate Contributions to Deferred
Compensation Arrangement..................................................  3

ARTICLE III  Investment...................................................  4

3.1  Purpose and Limits...................................................  4
3.2  Investment Elections.................................................  4
3.3  Valuations...........................................................  4
3.4  Reports to Participants..............................................  4

ARTICLE IV  Vesting.......................................................  5

4.1  Full Vesting Dates...................................................  5
4.2  Termination Prior to Vesting.........................................  5

ARTICLE V  Distribution...................................................  6

5.1  Commencement of Distribution.........................................  6
5.2  Normal Form..........................................................  6
5.3  Installment Election.................................................  6
5.4  Payment on Death.....................................................  7
5.5  Accelerated Payment..................................................  7



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ARTICLE VI  Administration................................................  8

6.1  In General...........................................................  8
6.2  Board Discretion.....................................................  8
6.3  Board Members Conflict of Interest...................................  9

ARTICLE VII............................................................... 10

7.1  Amendment and Termination............................................ 10

ARTICLE VIII  Miscellaneous............................................... 11

8.1  No Guarantee of Employment, etc...................................... 11
8.2  Assignment Not Permitted............................................. 11
8.3  No Trust Created..................................................... 11
8.4  Controlling Law...................................................... 11
8.5  Severability......................................................... 11
8.6  Limitations on Provisions............................................ 12
8.7  Other Agreements..................................................... 12
8.8  Gender and Number.................................................... 12
8.9  Withholding.......................................................... 12
8.10 Facility of Payment.................................................. 12
8.11 Identity of Payee.................................................... 12
8.12 Evidence Conclusive.................................................. 13
8.13 Claims Procedure..................................................... 13
8.14 Status of Plan Under ERISA........................................... 14
8.15 Name and Address Changes............................................. 14

APPENDIX A--Participation Agreement....................................... 15


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                                    ARTICLE I

                                   Definitions


         1.1 "Account" means the internal account record of the interests of a Participant in the Plan.

         1.2 "Beneficiary" means the person entitled to receive any payments due hereunder upon the death of a Participant. A Participant may name, change or revoke in writing on a form provided by the Employer and filed with the Employer a Beneficiary to receive any benefits from his Account which remain undistributed upon the Participant's death. In the event the deceased Participant has not designated a Beneficiary, or should such Participant have no designated Beneficiary surviving, his undistributed Account balance shall be paid, as provided in Section 5.4 to:

         (a)  his surviving spouse, if any;

         (b) if no surviving spouse, then his surviving children, including legally adopted children, in equal shares; or

         (c) if no surviving spouse or children, then to the Participant's estate.

         1.3  "Board" means the Board of Directors of the Employer.

         1.4 "Compensation" means the base salary paid to a Participant by the Employer in a specified period prior to elective deferrals under any deferred compensation agreement between the Participant and the Employer and exclusive of bonuses, fringe benefits, imputed income, or any other form of extra compensation.

         1.5 "Effective Date" This Extendicare Health Services, Inc. Deferred Compensation Plan is effective as of July 1, 1992.

         1.6 "Employer" means Extendicare Health Services, Inc.

         1.7 "Funds" means such mutual funds as shall be communicated in writing by the Employer to Participants from time to time as being available investment options for purposes of Article III hereof.

         1.8 "Participant" means key officers and other management or highly compensated executives of the Employer as may be designated by the Board and who have executed the form of Participation Agreement attached as Appendix A hereto. It is intended that participation in the Plan be limited to a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended. The initial effective date of



                                      -1-
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participation in the Plan for a Participant shall be specified by the Board
Directors at the time it determines the individual will be eligible to participate in the plan.

         1.9 "Plan" means the 2000 Extendicare Health Services, Inc. Executive Retirement Program as set forth in this document and all subsequent amendments hereto.

         1.10 "Plan Year" means the twelve-month period on which the records of the Plan are maintained, currently, the calendar year.

         1.11 "Valuation Date" means each day of the year.

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                                   ARTICLE II

                                  Contributions


         2.1      Amount of Contributions; In General.

         For each month, beginning with the month in which falls the Participant's effective date of participation, the Employer shall make a contribution to the Account of the Participant equal to 10% of the participant's Compensation for that month. The contribution for a month shall be credited to the Participant's Account as of the last day of the calendar month for which it is made. No contributions will be made for a Participant for the calendar month in which occurs the date of his termination of employment with the Employer or in any subsequent calendar month.

         2.2      Contributions Are Hypothetical.

         The contributions under this Plan are hypothetical contributions only. Each Participant's Account is a hypothetical account only.

         2.3 Discontinuance of Corporate Contributions to Deferred Compensation Arrangement.

         Should any individual who becomes a Participant hereunder also be participating in a deferred compensation arrangement in which corporate contributions are made to match deferral contributions of the individual, such corporate contributions shall be permanently discontinued effective with the date such individual becomes a Participant hereunder.

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                                   ARTICLE III

                                   Investment


         3.1      Purpose and Limits.

         Solely for purposes of measuring the Employer's obligation to pay benefits hereunder, the Participant shall direct investment of his Account as herein provided. However, although the Employer's obligation to pay benefits will be determined on the basis of what each Participant's Account value would be if actually invested as provided for in this Plan, the Employer has no legal obligation whatsoever to make any particular investments, since it and not any fund shall be liable for the payment of any benefits due under the Plan.

         3.2      Investment Elections.

         Each Participant's Account shall initially be invested among the Funds in the ratio (in even multiples of 10%) as determined by the Board. A Participant may on any date, by election filed with the Employer (or its designee for this purpose) prior to such date, alter such election with respect to the investment of his Account. Such revised election shall not affect future contributions; future contributions shall be allocated among the Funds in the ratio specified at the time he first became a Participant (or, if that ratio has been changed by Participant election, the ratio most recently elected) until a new rate is specified by the Participant by election filed with the Employer (or its designee for this purpose) prior to the date upon which it is directed to become effective.

         A Participant who is receiving the installment payments described in
Section 5.3 may continue to make such investment directions until distribution is completed.

         3.3      Valuations.

         A Participant shall have a separate sub-account for each portion of his Account invested in one of the separate investment Funds. As of each Valuation Date, the value of each Participant's Account shall be determined. Such valuation shall be accomplished by determining the value of each of the Participant's sub-accounts as of such Valuation Date and aggregating such subaccount values.

         3.4      Reports to Participants.

         The Employer shall provide annual reports to each Participant showing
(a) the value of the Account as of the most recent December 31 Valuation Date;
(b) the amount of contributions made by the Employer for the year ending on such Valuation Date and (c) the amount of any interest, earnings or investment gain or loss credited or debited to the Participant's Account.

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                                   ARTICLE IV

                                     Vesting


         4.1      Full Vesting Dates.

         The Participant's interest in his Account shall become fully vested in him at the earliest of the following dates:

         (a) The date of the Participant's death while in the employ of the Employer.

         (b) The date of the Participant's disability while in the employ of the Employer. "Disability" with respect to a Participant means a mental or physical condition which renders him totally, and presumably permanently, unable to continue in employment with the Employer, as determined by the Board on the basis of medical evidence satisfactory to the Board.

         (c) The date upon which the Participant attains age 60 while in the employ of the Employer.

         (d) The date of Employer Approved Early Retirement, which shall be the date of termination of employment in the case of an individual who terminates employment at or after age 55 and prior to age 60; provided, however, that the Board has previously given its specific prior written consent that such termination of employment shall be treated as an Employer Approved Early Retirement for purposes of this Plan.

         (e) The date of termination of the Plan at a time when the Participant is employed by the Employer.

         4.2      Termination Prior to Vesting.

         A Participant who terminates employment prior to acquiring a fully vested interest in his account under the provisions of Section 4.1 above shall immediately forfeit the entire value of his Account.

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                                    ARTICLE V

                                  Distribution


         5.1      Commencement of Distribution.

         Distribution of the vested portion of a Participant's Account balance shall be made or commenced to the Participant as soon as practicable after (but in any event no more than 30 days after) the later of (i) his 60th birthday (55th birthday for those who terminated employment after having met the requirements of Section 4.1(d) or (ii) his termination of employment.

         5.2      Normal Form.

         The normal form of distribution shall be a lump distribution of the entire value (determined as of the Valuation Date coincident with his termination of employment) of the vested portion of the Participant's Account at the time provided in Section 5.1.

         5.3      Installment Election.

         Notwithstanding the fact that the normal form of distribution is the lump sum distribution described in Section 5.2 above, a Participant will be permitted to elect to receive payment under the 5 year installment method; provided, however, that such election must be made by the Participant no later than six months prior to the date of the termination of his employment. Under the 5 year installment method a payment (the "First Installment") of one-fifth of the vested portion of the Participant's Account shall be made at the time provided in Section 5.1. Thereafter, distributions will be as follows:

         Distribution Date                Amount to be Distributed

         On the first anniversary         One-fourth of the remaining
         of the First Installment,        vested portion of the Account balance.

         On the second anniversary        One-third of the remaining
         of the First Installment,        vested portion of the Account balance.

         On the third anniversary         One-half of the remaining
         of the First Installment,        vested portion of the Account balance.

         On the fourth anniversary        Entire remaining vested
         of the First Installment,        portion of the Account balance.

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         The value of a Participant's Account for each of the final 4 installment payments shall be determined as of the Valuation Date immediately preceding the date of payment. The first installment shall be based on the value as of the date of termination of employment.

         5.4      Payment on Death.

         If a Participant who has terminated employment and is entitled to payment of the vested portion of his Account balance dies before all payment have been made under the selected method, any remaining payments (based on his Account value on the date of death) shall be paid to the Beneficiary under the lump sum method as soon as practicable (but in any event no more than 30 days after his death).

         If a Participant dies before termination of employment, then his account balance (based on his Account value on the date of death) shall be paid to his Beneficiary under the lump sum method as soon as practicable (but in any event no more than 30 days after his death).

         5.5      Accelerated Payment.

         Notwithstanding any other provision hereof to the contrary, in the event this Plan is terminated as described in Section 7.1 each Participant still in the employ of the Employer at such time shall be deemed to be fully vested in his Account balance (based on his Account values as of the Valuation Date coinciding with the date of Plan termination) and each such Participant and each previously terminated Participant with an undistributed vested Account balance (or, if deceased, his Beneficiary) shall, within 30 days after the date of Plan termination, be paid an immediate cash payment equal to his entire undistributed vested Account balance (based on his Account values as of the Valuation Date coinciding with the date of Plan termination) remaining to be paid under the Plan. Such payment shall be in lieu of any and all payments otherwise due under this Plan. Notwithstanding Section 7.1, this Section 5.5 cannot be amended in any way which adversely affects the rights of Participants and Beneficiaries.

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                                   ARTICLE VI

                                 Administration


         6.1      In General.

         The Board has such powers as may be necessary to direct the general administration of the Plan, including the powers given to it elsewhere in this document and including (but not by way of limitation) the following powers:

         (a) to construe and interpret the Plan and to make equitable adjustments for any mistakes or errors made in the administration thereof;

         (b) To prescribe such procedures, rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan or any of its duties hereunder;

         (c) to decide questions of eligibility and determine the amount, manner and time of payment of any benefits and to direct the payment of the same by the Employer;

         (d) to prescribe the form and manner of application for any benefits hereunder and forms to be used in the general administration hereof;

         (e) to receive from the Employer and Participants or their Beneficiaries such information as shall be necessary for the proper administration of the Plan;

         (f) to designate, appoint or employ any other persons, as it deems advisable, which person may be designated to carry out any responsibilities within the scope of the Board's authority (but not the power of amendment and termination described in Section 7.1 nor the power to designate persons eligible as Participants under Section 1.8).

         6.2      Board Discretion.

         The Board has full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claims review procedure. Any final determination by the Board shall be binding on all parties and afforded the maximum deference allowed by law. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Board at the time of such determination.

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         6.3      Board Members Conflict of Interest.

         A member of the Board who is covered hereunder may not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right to any benefit under the Plan is particularly involved nor may a member of the Board who is covered hereunder vote to amend the Plan regarding the timing of distributions or vote with respect to direct or indirect termination of the Plan. Decisions shall be made by remaining Board members even if there is no quorum under normal Board rules.

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                                   ARTICLE VII


         7.1      Amendment and Termination.

         The Employer may prospectively amend or terminate this Plan effective on the 1st day of any calendar month. No such amendment or termination shall be valid until communicated in writing to each Plan Participant still in the employ of the Employer (and in the case of a Plan termination each formerly employed Plan Participant (or his Beneficiary if he is deceased) with an undistributed vested Account balance). Unless necessary to conform to any present or future federal or state law or regulation, amendment or termination may not result in a Participant (or his Beneficiary) receiving a benefit hereunder smaller than that which he had accrued hereunder on the day prior to the effective date of such amendment or termination. Notwithstanding the first two sentences of this Section, this Plan shall be deemed to have been terminated on the effective date of an Employer amendment to the Plan to reduce the rate of contributions described in Section 2.1 hereunder. Notwithstanding any other provision hereof to the contrary, the Employer shall always have the right to prospectively amend the investment Funds available under the Plan.


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                                  ARTICLE VIII

                                  Miscellaneous


         8.1      No Guarantee of Employment, etc.

         Neither the creation of the Plan nor anything contained herein shall be construed as giving any Participant hereunder or other employees of the Employer any right to remain in the employ of the Employer.

         8.2      Assignment Not Permitted.

         Payment of benefits hereunder to Participants (or Beneficiaries) shall be made only to them and upon their personal receipts or endorsements and such benefits shall not be assignable by them.

         8.3      No Trust Created.

         Nothing contained in this Agreement, and no action taken pursuant to the provisions of this Agreement, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and any Participant, his Beneficiary or any other person. Any funds which may be invested or assets which may be acquired by the Employer relating to this Agreement shall continue for all purposes to be a part of the general funds of the Employer and no person other than the Employer shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payment from the Employer under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         8.4      Controlling Law.

         To the extent not preempted by the laws of the United States of America, the laws of the State of Wisconsin shall be the controlling state law in all matters relating to the Plan and shall apply.

         8.5      Severability.

         If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.



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         8.6      Limitations on Provisions.

         The provisions of the Plan and any benefits payable hereunder shall be limited as described herein.

         8.7      Other Agreements.

         Nothing contained herein shall alter the terms of any other agreement between the Employer and any Participant hereunder.

         8.8      Gender and Number.

         Masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.

         8.9      Withholding.

         Notwithstanding any other provision hereof, the Employer shall withhold from any amounts payable hereunder any taxes or other amounts required by any governmental authority to be withheld.

         8.10     Facility of Payment.

         If, in the Employer's judgment, any person entitled to make an election or to receive payment of a benefit is physically, mentally, or legally prevented from so doing, the Employer may make such election or may authorize payment of such benefit to any person who, or institution which, in the Employer's judgment, is responsible for caring for the person entitled to the benefit. If an amount becomes distributable to a minor or a person under legal disability, the Employer may direct that such distribution may be made to such person without the intervention of any legal guardian or conservator, to a relative of such person for the benefit of such person or to the legal guardian or conservator of such person. Any such distributions shall constitute a full discharge with respect to the Employer, and the Employer shall not be required to see to the application of any distribution so made.

         8.11     Identity of Payee.

         If at any time any doubt exists as to the identity of any person entitled to payment of any benefit hereunder or as to the amount or time of any such payment, such sum shall be held by the Employer or the Employer may pay such sum into a court of competent jurisdiction in accordance with any lawful procedure in such case made and provided.


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         8.12  Evidence Conclusive.

         The Employer, the Board and any person or persons involved in the administration of the Plan shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by any person with respect to his age or other facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made or furnished, shall be conclusively binding upon the person furnishing it but not upon the Employer, the Board or any other person involved in the administration of the Plan. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation, or evidence or to relieve any person from the duty of submitting satisfactory proof of his age or such other fact.

         8.13  Claims Procedure.

         The Participant or the Participant's Beneficiary (a "Claimant") may file a written request for benefits or claim with the Board under this Plan. In the event of any dispute with respect to such a claim, the following claim procedures shall apply:

         (1) The Board, acting as the administrator under this Plan, shall notify the Claimant within 90 days of receipt by the Employer of a written claim of its allowance or denial, unless the Claimant receives written notice from the Employer prior to the end of the initial 90-day period indicating that special circumstances require an extension of time (by not more than 90 days) for decision. A written notice of decision shall be provided to the Claimant and if the claim is denied in whole or in part, the notice shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based; if applicable, a description of any additional material information necessary to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the claim review procedure.


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         (2)   A Claimant is entitled to request a review of any denial of his claim by the Board. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or the Claimant's representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board shall render a review decision in writing, within 60 days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Board may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claim shall receive written notice of the separate review decision of the Board, together with specific reasons for the decision and reference to the pertinent provisions of this Plan.

         8.14  Status of Plan Under ERISA.

         The Plan is intended to be an unfunded plan maintained by an Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in Section 201(2),
Section 301(a)(3), Section 401(a)(1) and Section 4021(b)(6) of the Employees Retirement Income Security Act of 1974, as amended.

         8.15  Name and Address Changes.

         Each Participant shall keep his name and address on file with the Employer and shall promptly notify the Employer of any changes in his name or address. All notices required or contemplated by this Plan shall be deemed to have been given to a Participant if mailed with adequate postage prepaid thereon addressed to him at his last address on file with the Employer. If any check in payment of a benefit hereunder (which was mailed to the last address of the payee as shown on the Employer's records) is returned unclaimed, further payments shall be discontinued unless evidence is furnished that the recipient is still alive.


                                      -14-